                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                          ----------------------------

                  Bank One Trust Company, National Association
               (Exact name of trustee as specified in its charter)

A National Banking Association                         31-0838515
                                                       (I.R.S. employer
                                                       identification number)

100 East Broad Street, Columbus, Ohio                  43271-0181
(Address of principal executive offices)               (Zip Code)

                          Bank One Trust Company, N.A.
                                1 Bank One Plaza
                             Chicago, Illinois 60670
             Attn: Sandra L. Caruba, Senior Counsel, (312) 336-9436
            (Name, address and telephone number of agent for service)

                          -----------------------------

                            BAXTER INTERNATIONAL INC.
               (Exact name of obligor as specified in its charter)

Delaware                                                  36-0781620
(State or other jurisdiction of                           (I.R.S. employer
incorporation or organization)                            identification number)


One Baxter Parkway
Deerfield, Illinois                                       60015
(Address of principal executive offices)                  (Zip Code)


                                 Debt Securities
                         (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

               (a) Name and address of each examining or supervising authority to which it is subject.

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               Comptroller of Currency, Washington, D.C.;
               Federal Deposit Insurance Corporation,
               Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

               (b)  Whether it is authorized to exercise corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

               No such affiliation exists with the trustee.

Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

               1. A copy of the articles of association of the trustee now in effect.*

               2. A copy of the certificate of authority of the trustee to commence business.*

               3. A copy of the authorization of the trustee to exercise corporate trust powers.*

               4.   A copy of the existing by-laws of the trustee.*

               5.   Not Applicable.

               6. The consent of the trustee required by Section 321(b) of the Act.

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               7.   A copy of the latest report of condition of the trustee
                    published pursuant to law or the requirements of its supervising or examining authority.

               8.   Not Applicable.

               9.   Not Applicable.

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 26th day of September, 2003.

                    Bank One Trust Company, National Association,
                    Trustee

                    By  /s/Sandra L. Caruba
                        Sandra L. Caruba
                        Senior Counsel





* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Burlington Northern Santa Fe Corporation, filed with the Securities and Exchange Commission on May 10, 2000 (Registration No. 333-36718).

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                                    EXHIBIT 6

                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                              September 26, 2003

Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Baxter International Inc. and Bank One Trust Company, N.A., as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                             Very truly yours,

                             Bank One Trust Company, National Association

                                  By:       /s/Sandra L. Caruba
                                            Sandra L. Caruba
                                            Senior Counsel

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Bank One Trust Company, N.A.                                           FFIEC 041
--------------------------------------------------
Legal Title of Bank                                                    RC-1
Columbus
--------------------------------------------------                     ---------
City                                                                      11
OH                                        43271                        ---------
--------------------------------------------------
State                                     Zip Code

FDIC Certificate Number - 21377

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 2003

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                ------------------
                                                  Dollar Amounts in Thousands   RCON Bil/Mil/Thou
--------------------------------------------------------------------------------------------------

ASSETS
1.  Cash and balances due from depository institutions (from Schedule RC-A):
                                                                                0081       160,760 1.a
    a. Noninterest-bearing balances and currency and coin (1)_____________________________________
                                                                                0071             0 1.b
    b. Interest-bearing balances (2)______________________________________________________________
2.  Securities:
                                                                                1754             0 2.a
    a. Held-to-maturity securities (from Schedule RC-B, column A)_________________________________
                                                                                1773           118 2.b
    b. Available-for-sale securities (from Schedule RC-B, column D)_______________________________
3.  Federal funds sold and securities purchased under agreements to resell:
                                                                                8987     1,095,316 3.a
    a. Federal funds sold_________________________________________________________________________
                                                                                8989       408,290 3.b
    b. Securities purchased under agreements to resell (3)________________________________________

4.  Loans and lease financing receivables (from Schedule RC-C):
                                                                                5369             0 4.a
    a. Loans and leases held for sale_____________________________________________________________
                                                           8528      358,534                       4.b
    b. Loans and leases, net of unearned income___________________________________________________
                                                           3123          365                       4.c
    c. LESS: Allowance for loan and lease losses__________________________________________________
                                                                                8529       358,169 4.d
    d. Loans and leases, net of unearned income and allowance
       (item 4.b minus 4.c)_______________________________________________________________________

                                                                                3545             0 5
5.  Trading assets (from Schedule RC-D)___________________________________________________________
                                                                                2145        13,355 6
6.  Premises and fixed assets (including capitalized leases)______________________________________
                                                                                2150             0 7
7.  Other real estate owned (from Schedule RC-M)__________________________________________________
8.  Investments in unconsolidated subsidiaries and associated companies         2130             0 8
    (from Schedule RC-M)__________________________________________________________________________
                                                                                2155             0 9
9.  Customers' liability to this bank on acceptances outstanding__________________________________

10. Intangible assets
                                                                                3163             0 10.a
    a. Goodwill___________________________________________________________________________________
                                                                                0428         4,888 10.b
    b. Other intangible assets (from Schedule RC-M)_______________________________________________
                                                                                2160       211,824 11
11. Other assets (from Schedule RC-F)_____________________________________________________________
                                                                                2170     2,252,720 12
12. Total assets (sum of Items 1 through 11)______________________________________________________

______
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements, regardless of maturity.

Bank One, NA                                                           FFIEC 041
-----------------------------------                                    RC-1
Legal Title of Bank

Columbus
-----------------------------------                                    ---------
City                                                                      11
                                                                       ---------
OH                          43271
-----------------------------------
State                      Zip Code

FDIC Certificate Number - 06559

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 2003

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet
                                                                                      ------------------
                                                          Dollar Amounts in Thousands RCON Bil Mil Thou
--------------------------------------------------------------------------------------------------------
ASSETS

1. Cash and balances due from depository institutions (from Schedule RC-A):

Bank One Trust Company, N.A.                                                                                 FFIEC 041
-----------------------------------
Legal Title of Bank                                                                                          RC-2

                                                                                                             ----------
FDIC Certificate Number - 21377                                                                                  12
                                                                                                             ----------
Schedule RC - Continued
                                                                                      ------------------
                                                          Dollar Amounts in Thousands RCON Bil Mil Thou
--------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)      2200     2,013,816  13.a
                                                                                 -----------------------
       (1) Noninterest-bearing (1)                              6631   1,572,856                          13.a.1
                                  ----------------------------------------------------------------------
       (2) Interest-bearing                                     6636     440,960                          13.a.2
                            ----------------------------------------------------------------------------
    b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase
    a. Federal funds purchased (2)                                                    B993             0  14.a
                                   ---------------------------------------------------------------------
    b. Securities sold under agreements to repurchase (3)                             B995             0  14.b
                                                          ----------------------------------------------
15. Trading liabilities (from Schedule RC-D)                                          3548             0  15
                                            ------------------------------------------------------------
16. Other borrowed money (includes mortgage indebtedness and obligations under
    capitalized leases) (from Schedule RC-M):                                         3190             0  16
                                              ----------------------------------------------------------
17. Not applicable
18. Bank's liability on acceptances executed and outstanding                          2920             0  18
                                                             -------------------------------------------
19. Subordinated notes and debentures (4)                                             3200             0  19
                                          --------------------------------------------------------------
20. Other liabilities (from Schedule RC-G)                                            2930        47,807  20
                                           -------------------------------------------------------------
21. Total liabilities (sum of items 13 through 20)                                    2948     2,061,623  21
                                                   -----------------------------------------------------
22. Minority interest in consolidated subsidiaries                                    3000             0  22
                                                   -----------------------------------------------------
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus                                     3838             0  23
                                                  ------------------------------------------------------
24. Common stock                                                                      3230           800  24
                 ---------------------------------------------------------------------------------------
25. Surplus (exclude all surplus related to preferred stock)                          3839        45,157  25
                                                             -------------------------------------------
26. a. Retained earnings                                                              3632       145,138  26.a
                         -------------------------------------------------------------------------------
    b. Accumulated other comprehensive income (5)                                     B530             2  26.b
                                                  ------------------------------------------------------
27. Other equity capital components (6)                                               A130             0  27
                                        ----------------------------------------------------------------
28. Total equity capital (sum of items 23 through 27)                                 3210       191,097  28
                                                      --------------------------------------------------
29. Total liabilities, minority interest, and equity capital (sum of items 21,
    22, and 28)                                                                       3300     2,252,720  29
                ----------------------------------------------------------------------------------------

Memorandum
To be reported with the March Report of Condition.                                    ------------------
1. Indicate in the box at the right the number of the statement below that best       RCON      Number
   describes the most comprehensive level of auditing work performed for the          ------------------
   bank by independent external auditors as of any date during 2002                   6724           N/A M. 1
                                                                   -------------------------------------

1= Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm
4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)
6 = Review of the bank's financial statements by external auditors
7 = Compilation of the bank's financial statements by external auditors
8 = Other audit procedures (excluding tax preparation work)
9 = No external audit work
------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, Item 16, "other borrowed money."
(3)  Includes all securities repurchase agreements, regardless of maturity.
(4)  Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(6)  Includes treasury stock and unearned Employee Stock Ownership Plan shares.